Exhibit 99.2

Remarks of Bernard P. Aldrich

Rimage Corporation 4th Quarter and FYE 2007 Conference Call

February 20, 2008

▪	Good morning and thank you for taking the time to participate in our fourth quarter earnings conference call.
▪	Joining me today is Rob Wolf, our chief financial officer, who will review our recent operating results in some detail.
▪	Also with us is Manny Almeida, our executive vice president of sales and marketing, and Dave Suden.
▪	We will be pleased to take your questions at the conclusion of our opening remarks.
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Since Regulation FD prohibits us from providing any forward-looking statements unless they are simultaneously released to the public, we have provided financial guidance for the first quarter of 2008 in this morning’s release.

▪	It is important to understand that this guidance is subject to a number of risks that could affect our anticipated performance.
▪	These risks are set forth in our filings with the Securities and Exchange Commission, which we urge you to review.
▪	Turning now to the subject of this conference call, our fourth quarter sales were $28.2 million, compared to $30.5 million in the year-earlier period.
▪	Our earnings came to $4.5 million or $0.45 per diluted share, up 25% from $3.6 million or $0.34 per diluted share in the fourth quarter of 2006.
▪	For full-year 2007, Rimage reported revenues of $108.9 million, up from $103.3 million in 2006.
▪	Net income was $15.8 million or $1.52 per diluted share, up 20% from $13.1 million or $1.26 per diluted share in 2006.
▪	These full-year results made 2007 Rimage’s sixth consecutive year of improved sales and earnings.
▪	Also as announced in this morning’s release, Rimage’s Board of Directors issued a 500,000 share repurchase authorization, which comes in addition to the previous 500,000 share buyback authorization.

▪	Since no shares were acquired in the fourth quarter of 2007 under the prior authorization, a total of 1,000,000 shares are now available for repurchase.
▪	Turning now to our recent operating results, Rimage’s fourth quarter sales were generated across a range of markets, primarily by our global distribution channel.
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Strengthening our distribution channel has been and remains a primary management focus, and we believe the progress that we have made in this area will enable our channel to drive a significant portion of Rimage’s sales in 2008 and beyond.

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As previously forecasted, we recorded no significant orders from national retailers for Producer hardware during this period, which was the primary reason for our lower revenues in comparison to the fourth quarter of 2006.

▪	However, our fourth quarter earnings benefited from increased channel sales of Rimage’s Producer equipment.
▪	We also benefited from an improved average selling price on this product line.
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These factors helped drive our fourth quarter gross margin to 48% from 45% in last year’s fourth quarter, when our gross margin was affected by a writedown of approximately $648,000 related to the low-end 360i product line.

▪	Our fourth quarter earnings also benefited from lower operating expenses, reflecting the completion of several product development and SAP initiatives.
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A significant portion of Rimage’s highly profitable growth over the past few years has been generated by our ability to successfully penetrate the retail and medical imaging markets with our digital publishing solutions.

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The large retail orders that we have received for our Producer hardware are an indication that our equipment has become the retail industry standard for the on-demand publishing of digital data on CDs, DVDs and Blu-ray discs.

▪	The same is true of our digital publishing solutions in the medical imaging market, where our systems have become the industry standard for PACS installations in large U.S. hospitals and clinics.
▪	We continue to see good opportunities in these markets, both here and overseas, that we will pursue aggressively in the years ahead.
▪	Video-on-demand and the production of DVDs that include any combination of pictures, video and music are two new retail opportunities.

▪	In the medical arena, we have started targeting smaller PACS installations and such additional modalities as mammography.
▪	Beyond the retail and medical markets, we also see significant, untapped opportunities for our disc publishing technology in a number of large business service markets.
▪	Some of these include media and broadcasting, law enforcement, education, government, software and professional services.
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We believe business service applications will drive a significant portion of our growth over the next few years, and we intend to devote considerable resources toward building positions in these areas similar to what we have achieved in the retail and medical markets.

▪	Now, I will turn to the financial guidance contained in this morning’s release.
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We believe the first quarter of 2008 should be another period of progress and improved operating results for Rimage, and we are forecasting earnings of $0.21 to $0.26 per diluted share on revenues of $22 to $24 million.

▪	In closing, I want to say that we are optimistic about Rimage’s future.
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The new applications and markets that we are pursuing in the Americas Europe and Asia hold substantial long-term opportunity, and we are extremely well-positioned to capitalize upon those opportunities.

▪	Thank you. Now Rob Wolf will review our fourth quarter results in some detail.

Remarks of Robert M. Wolf

Rimage Corporation 4th Quarter and FYE 2007 Conference Call

February 20, 2008

▪	Thanks, Bernie.
▪	First, I will run through a few highlights about our fourth quarter sales.
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Recurring revenues, including sales of printer ribbons and cartridges, parts, blank CD/DVD media and maintenance contracts, increased 6% in the fourth quarter of 2007 and accounted for 54% of sales, compared to 47% in the fourth quarter of 2006.

▪	We expect consumables sales growth to accelerate in 2008 as our equipment is fully installed in the retail stores involved with the significant retail orders that we received over the past year.
▪	As of today, Rimage’s disc publishing systems are installed in the photo departments of more than 3,500 stores nationally.
▪	International sales increased 18% in the fourth quarter and accounted for 44% of total sales, compared to 34% in the fourth quarter of 2006.
▪	Sales from our European operation, which generated the majority of our international sales, increased 15% in the fourth quarter, while sales in Asian markets increased 39%.
▪	Currency effects increased worldwide sales by 4% in the fourth quarter of 2007.
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Rimage’s gross margin was 48% in the fourth quarter, down from 49% in this year’s third quarter and up from 45% in the fourth quarter of 2006, when our gross margin was affected by a write-down of approximately $648,000 related to the low-end 360i product line.

▪	As Bernie mentioned previously, our gross margin in this year’s fourth quarter benefited from increased channel sales of Rimage’s Producer line.
▪	We also benefited from an improved average selling price for this product line.
▪	We are currently anticipating a gross margin in the mid-40% range in the first quarter of 2008.
▪	Moving down the P&L, fourth quarter R&D expense came to $1.3 million, down from $1.6 million in the third quarter and $2.0 million in the fourth quarter of 2006.

▪	The sequential quarterly and year-over-year decreases in R&D reflect the completion of several important product development initiatives.
▪	R&D spending in the first quarter of 2008 is forecasted to be 5% to 10% above the fourth quarter level.
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Selling, general and administrative expense, which includes stock compensation expense, totaled $6.1 million in this year’s fourth quarter, compared to $6.2 million in the third quarter and $6.6 million in the fourth quarter of 2006.

▪	In the fourth quarter of 2006, our SG&A included costs related to the implementation of our new enterprise resource planning system both in the U.S. and Europe.
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Following these one-time expenditures, our SG&A declined to more normal levels during most of 2007, and we believe this expense category will be at or near the fourth quarter level in the first quarter of 2008.

▪	We recorded an effective income tax rate of 37% in the fourth quarter, compared to 36% in the third quarter and 37% in the fourth quarter of 2006.
▪	We believe our effective income tax rate for 2008 will be in the range of 35% to 37%.
▪	Turning now to our balance sheet, Rimage is continuing to generate significant cash flows from internal operations.
▪	Cash and investments totaled $94.2 million at the end of the fourth quarter, up from $84.9 million at the end of the third quarter and $77.4 million at December 31, 2006.
▪	No shares were repurchased during the fourth quarter under our existing 500,000 share buyback authorization.
▪	Stockholders’ equity came to $105.1 million at the end of the fourth quarter, compared to $98.8 million at the end of the third quarter and $95.5 million at December 31, 2006.
▪	That wraps up our formal remarks, and now the conference call operator will poll you for any questions.